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                                                                    EXHIBIT 16.1


                        [Letterhead of BDO Seidman, LLP]


September 30, 2002


Securities and Exchange Commission
450 5th Street
Washington, DC  20549


Gentlemen:


     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 25, 2002, to be filed by our former client, U.S. RealTel, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.


Very truly yours,


BDO Seidman, LLP